UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: August 12, 2014

KollagenX Corp.
 (Exact name of registrant as specified in its charter)

NEVADA
 (State or other jurisdiction of incorporation)

000-54667	20-8624019
(Commission File Number)	(I.R.S. Employer Identification No.)

          4850 Eucalyptus, Suite B, Chino, CA 91710
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 641-8004

                                                                        .
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2014, the Company filed a Certificate of Amendment of its Articles of Incorporation with the Nevada Secretary of State (“NVSOS”).  The amendment was adopted by a majority consent of the Company’s shareholders.  The Amendment increased the authorized shares of the Company to 750,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value of $0.001 per share.  Under Nevada Revised Statutes (NRS) Section 78.320, a meeting of the shareholders was not required in order to approve the Amendment.  However, the Company has nevertheless determined to send to the shareholders a notice of the Amendment pursuant to NRS 78.390.

On August 12, 2014, the Company filed a Designation with the NVSOS designating up to 1,000,000 shares of Class A Preferred Stock.  The Class A Preferred Stock has a $0.10 per share liquidation preference, no dividend preference, is non-redeemable, lacks preemptive rights, is non-assessable and is convertible by the holder to common stock on a 1 share for 1 share basis.  The Class A Preferred Stock votes with the Common Stock but has 750 votes per share.

 (d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of Articles of Incorporation of the Company filed August 12, 2014 with the Nevada Secretary of State

3.2	Designation of Class A Preferred Stock of the Company filed August 12, 2014 with the Nevada Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 13, 2015

KollagenX Corp.

By:	/s/ Rondell Fletcher
Rondell Fletcher President (Principal Executive Officer)